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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
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                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934
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        Date of Report (Date of earliest event reported): June 27, 2000


                               24/7 MEDIA, INC.
            (Exact name of registrant as specified in its charter)
                          ---------------------------

        Delaware                        0-29768                13-3995672
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification Number)
                          ---------------------------

                                 1250 Broadway
                           New York, New York, 10001
              (Address of principal executive offices) (Zip code)


      Registrant's telephone number, including area code: (212) 231-7100

                                      N/A

         (Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets.

          On June 28, 2000, 24/7 Media, Inc., a Delaware corporation ("24/7 Media") and Exactis, Inc., a Delaware corporation ("Exactis.com"), completed a merger (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 29, 2000, by and among 24/7 Media, Evergreen Acquisition Sub Corp. and Exactis.com, whereby Exactis.com has become a subsidiary of 24/7 Media. On June 27, 2000, the stockholders of 24/7 Media approved the issuance of 24/7 Media stock in connection with the Merger and on the same date the stockholders of Exactis.com approved the Merger Agreement.

          Pursuant to the Merger and the other transactions contemplated by the Merger Agreement, each share of Exactis.com common stock, par value $0.01 per share, was converted into the right to receive 0.60 shares of 24/7 Media common stock. 24/7 Media will issue approximately 8,182,275 shares of 24/7 Media common stock in exchange for the shares of Exactis.com common stock.

          24/7 Media issued a press release announcing the completion of the Merger on June 28, 2000, a copy of which is attached hereto as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements.

               None.

          (b)  Pro Forma Financial Information.

               None.

          (c)  Exhibits.

               99.1 Press Release dated June 28, 2000, announcing the
                    completion of the Merger.


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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      24/7 MEDIA, INC.



                                      By: /s/ Mark Moran
                                          ----------------------------------
                                          Name:  Mark Moran
                                          Title: Senior Vice President and
                                                 General Counsel


Date: June 28, 2000


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                               INDEX TO EXHIBITS

Exhibit

Exhibit 99.1 Press Release dated June 28, 2000, announcing the completion of the Merger.